EXHIBIT 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan of our report dated May 18, 2003, with respect to the financial statements and schedule of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 23, 2003